Exhibit 10.3
Execution Copy
“Notwithstanding anything herein to the contrary, the liens and security interests granted to the Agent pursuant to this Agreement and the exercise of any right or remedy by the Agent hereunder, are subject to the limitations and provisions of the Intercreditor Agreement dated as of December 29, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Bank of America, N.A., The Bank of New York Trust Company, N.A., Neenah Foundry Company and the Subsidiaries of Neenah Foundry Company party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern”.
SECURITY AGREEMENT
          THIS SECURITY AGREEMENT (this “Agreement”) is made as of the 29th day of December, 2006 by each of the undersigned Lien Grantors (the “Lien Grantors”) in favor of The Bank of New York Trust Company, N.A. for the benefit of the Secured Parties (as defined below). Certain capitalized terms as used herein are defined in Section 1 hereof. Unless otherwise defined herein, capitalized terms used herein and defined in the Indenture (as defined below) shall be used herein as therein defined or, if not defined in the Indenture, as defined in the Code (as defined below).
W I T N E S S E T H:
     WHEREAS, Neenah Foundry Company (the “Issuer”) and The Bank of New York Trust Company, N.A., as trustee and collateral agent (in such capacity, the “Agent”), have entered into an Indenture, dated as of December 29, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance of the 9 1/2% Senior Secured Notes due 2017 (“Notes”) of the Issuer, all as contemplated therein (with the holders from time to time of Notes being referred to herein as the “Noteholders” and, together with the Agent, as the “Secured Parties”);
     WHEREAS, the Issuer, various financial institutions from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent (in such capacity, the “ABL Agent”), are party to and amended and restated loan and security agreement, dated as of the date hereof (as so amended and restated and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “ABL Agreement”);
     WHEREAS, pursuant to the Note Guaranty, each Guarantor has jointly and severally guaranteed to the Secured Parties the payment when due of all the Obligations;
     WHEREAS, it is a condition precedent to the issuance of Notes by the Issuer that each Lien Grantor shall have executed and delivered to the Agent this Agreement;

     WHEREAS, each Lien Grantor will obtain benefits from the issuance of Notes by the Issuer under the Indenture and, accordingly, desires to execute this Agreement in order to satisfy the condition described in the preceding recital;
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.	DEFINITIONS. As used in this Agreement:
     “ABL Agent” shall have the meaning provided to such term in the recitals hereto.
     “ABL Agreement” shall have the meaning provided to such term in the recitals hereto.
     “Account Debtor” shall have the meaning provided to such term in the ABL Agreement as in effect on the date hereof.
     “Agreement” shall have the meaning provided to such term in the preamble.
     “Cash Collateral Account” shall have the meaning provided to such term in Section 5.1.
     “Cash Distributions” shall mean dividends, interest and other distributions and payments (including proceeds of liquidation, sale or other disposition) made or received in cash upon or with respect to any Collateral.
     “Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Lien granted hereunder on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Code” shall mean the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
     “Collateral” shall mean all of the Property and interests in Property described in Section 2 of this Agreement, and all other property that now or hereafter secures the payment and performance of any of the Obligations.
     “Computer Hardware and Software” shall mean all of each Lien Grantor’s rights (including rights as licensee and lessee) with respect to (i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (ii) all Software and all software programs designed for use on the computers and electronic data processing hardware described in clause (i) above, including all operating system software, utilities and application programs in any form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) any firmware associated with any of the foregoing; and (iv) any documentation for hardware, Software and firmware described in clauses (i), (ii) and (iii) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.
     “Environmental Laws” shall have the meaning provided to such term in the ABL Agreement as in effect on the date hereof.
     “Event of Default” shall have the meaning provided to such term in Section 6.1.
     “Intellectual Property” shall have the meaning provided to such term in the ABL Agreement as in effect on the date hereof.
     “Intellectual Property Mortgages” shall mean the Intellectual Property Mortgages entered into between the Agent and certain Lien Grantors in respect of the Intellectual Property described therein for the purpose of establishing the Agent’s Liens with respect to such Intellectual Property.
     “Lien Grantors” shall have the meaning provided to such term in the preamble.
     “Liquid Investment” means a Permitted Investment (other than commercial paper) that matures within 30 days after it is first included in the Collateral.
     “Mortgage” shall mean a mortgage creating a Lien on real property in favor of the Agent for the benefit of the Secured Parties and with such changes in the form thereof as the Agent shall request for the purpose of conforming to local practice for similar instruments in the jurisdiction where such real property is located.
     “Noteholders” shall have the meaning provided to such term in the recitals hereto.
     “Noteholder Documents” shall mean, collectively, this Agreement, the Indenture, the Note Guaranty, the Perfection Certificate and all other agreements, instruments and documents now or hereafter executed and/or delivered by any Lien Grantor to the Agent or any other Secured Party in order to evidence or secure the Obligations, as each may be amended, restated, supplemented or otherwise modified from time to time.
     “Notes” shall have the meaning provided to such term in the recitals hereto.
     “Obligations” shall mean, as to a Lien Grantor, all principal of all Notes outstanding from time to time, all interest on such Notes (including Post-Petition Interest), all other obligations with respect to the Notes and all other advances, debts, liabilities, obligations, covenants and duties arising, due or payable from such Lien Grantor to the Agent or any other Secured Party of any kind or nature, present or future, in each case arising under the Note Guaranty, the Indenture or any of the other Noteholder Documents to which such Lien Grantor is a party, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired. With respect to each Lien Grantor that is a Guarantor, the term includes, without limitation, all interest, charges, expenses, fees, attorneys’ fees and any other sums chargeable to such Lien Grantor under the Note Guaranty, this Agreement or any of the other Noteholder Documents.

     “Perfection Certificate” shall mean a certificate substantially in the form of Exhibit A hereto, completed and supplemented with the schedules contemplated thereby to the satisfaction of the Agent, and signed by an officer of each Lien Grantor.
     “Permitted Investments” shall mean investments in:
(a)	direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(b)	commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)	certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any State thereof which has a combined capital and surplus and undivided profits of at least $500,000,000; and

(d)	fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.
     “Personal Property Collateral” shall mean all property included in the Collateral except Real Property Collateral.
     “Property” shall mean any interest of any Lien Grantor in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
     “Post-Petition Interest” shall mean any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any one or more of the Lien Grantors (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.
     “Real Property Collateral” shall mean all real Property included in the Collateral.
     “Secured Parties” shall have the meaning provided to such term in the recitals hereto.
The foregoing definitions shall be equally applicable to the singular and plural of the defined terms.

2.	SECURITY INTEREST.
     2.1. Security Interest in Collateral. To secure the prompt payment and performance to the Agent and each other Secured Party of the Obligations, each Lien Grantor hereby grants to the Agent, for the benefit of the Secured Parties, a continuing Lien upon all of such Lien Grantor’s assets, including all of the following Property and interests in Property of such Lien Grantor, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:
(a)	Accounts;

(b)	Certificated Securities;

(c)	Chattel Paper;

(d)	Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

(e)	Contract Rights;

(f)	Deposit Accounts;

(g)	Documents;

(h)	Equipment;

(i)	Financial Assets;

(j)	Fixtures;

(k)	General Intangibles, including Payment Intangibles and Software;

(l)	Goods (including all of its Equipment, Fixtures and Inventory), and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

(m)	Instruments;

(n)	Intellectual Property;

(o)	Inventory;

(p)	Investment Property;

(q)	money (of every jurisdiction whatsoever);

(r)	Letter-of-Credit Rights;

(s)	Payment Intangibles;

(t)	Security Entitlements;

(u)	Software;

(v)	Supporting Obligations;

(w)	Uncertificated Securities; and

(x)	to the extent not included in the foregoing, all other personal property of any kind or description;
together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing; provided, that to the extent that the provisions of any lease, license, contract, permit, Document or Instrument expressly prohibit (which prohibition is enforceable under applicable law) any assignment thereof (unless such prohibition specifically excludes from its scope an assignment for collateral security purposes) or the grant of a Lien therein, (i) the Agent will not enforce its Lien in the applicable Lien Grantor’s rights under such lease, license, contract, permit, Document or Instrument (other than in respect of the Proceeds thereof) for so long as such prohibition continues, and (ii) to the extent a violation of any such prohibition caused by the Lien under this Section 2.1 would allow the counterparty to any such lease, license, contract, permit, Document or Instrument to terminate the same under applicable law, then such lease, license, contract, permit, Document or Instrument (other than in respect of the Proceeds thereof) shall not constitute Collateral for so long as such prohibition continues; it being understood that upon request of the Agent, such Lien Grantor will in good faith use reasonable efforts to obtain consent for the creation of a Lien in favor of the Agent (and to the Agent’s enforcement of such Lien) in any lease, license, contract, permit, Document or Instrument that prohibits any assignment thereof or the grant of a Lien therein; and provided, further, that no Lien is granted in any “intent to use” trademark applications until such time as a verified statement of use is filed.
     2.2. Other Collateral.
          2.2.1. Commercial Tort Claims. Each Lien Grantor shall promptly notify the Agent in writing upon having a Commercial Tort Claim that arises after the Issue Date against any third party and, upon request of the Agent, promptly enter into an amendment to this Agreement and do such other acts or things reasonably deemed necessary by the Agent to give the Agent a security interest in any such Commercial Tort Claim. Each Lien Grantor represents and warrants that as of the date of this Agreement, to its knowledge, it does not possess any Commercial Tort Claims.
          2.2.2. Other Collateral. Each Lien Grantor shall promptly (i) notify the Agent in writing upon acquiring or otherwise obtaining any Collateral after the date hereof that consists of Deposit Accounts, Investment Property or Letter-of-Credit Rights in (or relating to) an amount in excess of $250,000 or Electronic Chattel Paper in (or relating to) an amount in excess of

$1,000,000 and, upon the request of the Agent, promptly execute such other documents, and do such other acts or things deemed appropriate by the Agent to deliver to the Agent control with respect to such Collateral; (ii) notify the Agent in writing upon acquiring or otherwise obtaining any Collateral after the date hereof that consists of Documents or Instruments in (or relating to) an amount in excess of $250,000 and, upon the request of the Agent, will promptly execute such other documents, and do such other acts or things deemed appropriate by the Agent to deliver to the Agent possession of such Documents which are negotiable and Instruments, and, with respect to nonnegotiable Documents, to have such nonnegotiable Documents issued in the name of the Agent; (iii) notify the Agent in writing upon acquiring or otherwise obtaining any Collateral after the date hereof that consists of motor vehicles and other Goods subject to a certificate of title statute having an amount in excess of $250,000 and, upon the request of the Agent, promptly deliver such certificates of title, execute such other documents, and do such other acts or things deemed appropriate by the Agent to cause the Agent to have a perfected security interest with respect to such Collateral; and (iv) with respect to any Collateral having a value in excess of $250,000 that is in the possession of a third party, other than Certificated Securities and Goods covered by a Document, obtain an acknowledgement from the third party that it is holding the Collateral for the benefit of the Agent.
     2.3. Lien Perfection; Further Assurances. Each Lien Grantor shall execute such instruments, assignments or documents as are necessary to perfect the Agent’s Lien upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of the Agent’s Lien upon the Collateral. Unless prohibited by applicable law, each Lien Grantor hereby authorizes the Agent to execute and file any such financing statement, including, without limitation, financing statements that indicate the Collateral (i) as all assets of such Lien Grantor or words of similar effect, or (ii) as being of an equal or lesser scope, or with greater or lesser detail, than as set forth in Section 2.1, on such Lien Grantor’s behalf. Each Lien Grantor also hereby ratifies its authorization for the Agent to have filed in any jurisdiction any like financing statements or amendments thereto if filed prior to the date hereof. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At the Agent’s request, each Lien Grantor shall also promptly execute or cause to be executed and shall deliver to the Agent any and all documents, instruments and agreements reasonably deemed necessary by the Agent to give effect to or carry out the terms of the Noteholder Documents.
3. REPRESENTATIONS AND WARRANTIES. Each Lien Grantor represents and warrants that:
     3.1. Such Lien Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction identified as its jurisdiction of organization in the Perfection Certificate.
     3.2. Such Lien Grantor has good and marketable title to all its Collateral (subject to exceptions that are, in the aggregate, not material), free and clear of any Liens other than Permitted Liens.
     3.3. Such Lien Grantor has not performed any acts that might prevent the Agent from enforcing any of the provisions of the Noteholder Documents or that would limit the Agent in any such enforcement. No financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or part of the Collateral owned by such Lien Grantor is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Lien on such Collateral, except financing statements, mortgages or other similar or equivalent documents with respect to Permitted Liens. After the Issue Date, no Collateral owned by such Lien Grantor will be in the possession or under the control of any other Person having a claim thereto or security interest therein, other than a Permitted Lien.
     3.4. The Agent’s Liens on all Personal Property Collateral owned by such Lien Grantor (a) have been validly created, (b) will attach to each item of such Collateral on the Issue Date (or, if such Lien Grantor first obtains rights thereto on a later date, on such later date) and (c) when so attached, will secure the Obligations.
     3.5. When the relevant Mortgages have been duly executed and delivered, the Agent’s Liens on all Real Property Collateral owned by such Lien Grantor as of the Issue Date granted thereunder will have been validly created and will secure the Obligations. When such Mortgages have been duly recorded, such Liens will rank prior to all other Liens (except Permitted Liens) on such Real Property Collateral.
     3.6. The Lien Grantors have delivered the Perfection Certificate to the Agent. The information set forth therein is correct and complete as of the Issue Date. Within 60 days after the Issue Date, such Lien Grantor will furnish to the Agent a file search report from each relevant UCC filing office listed in the Perfection Certificate, showing the filing made at such filing office to perfect the Agent’s Liens on the Collateral.
     3.7. When UCC financing statements describing the Collateral set forth in Exhibit D to the Perfection Certificate have been filed in the offices specified in such Perfection Certificate, the Agent’s Liens granted hereunder will constitute perfected security interests in the Personal Property Collateral owned by such Lien Grantor to the extent that a security interest therein may be perfected by filing pursuant to the Code in such jurisdictions, prior to all Liens and rights of others therein except Permitted Liens. Except for (a) the filing of such UCC financing statements, (b) the filing of the Intellectual Property Mortgages and (c) the due recordation of the Mortgages, no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of the Noteholder Documents or is necessary for the validity or enforceability thereof or for the perfection or due recordation of the Liens granted hereunder or for the enforcement of such Liens.
4. COVENANTS. Each Lien Grantor covenants and agrees as follows:
     4.1. Location of Collateral. All Collateral, other than Goods in transit, motor vehicles, Goods in the possession of employees in the ordinary course of business and other miscellaneous immaterial items of Collateral not having a value that exceeds $250,000 in the aggregate for all Lien Grantors, will at all times be kept by a Lien Grantor, or a bailee, distributor, consignee, warehousemen or similar party of a Lien Grantor, at one or more of the business locations set forth in Exhibit B to the Perfection Certificate, as updated by such Lien Grantor providing prior written notice to the Agent of any new location.

     4.2. Insurance of Collateral.
          4.2.1. Each Lien Grantor shall maintain and pay for insurance upon all Collateral wherever located and with respect to the business of such Lien Grantor, covering casualty, hazard, public liability, workers’ compensation, business interruption and such other risks. Borrowers shall deliver certified copies of such policies to the Agent as promptly as practicable, with satisfactory lender’s loss payable endorsements, naming the Agent (on behalf of the Secured Parties) jointly with the ABL Agent as a loss payee, assignee or additional insured, as appropriate, as its interest may appear, showing only such other loss payees, assignees and additional insureds as are satisfactory to the Agent and with respect to business interruption insurance, an executed collateral assignment thereof. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 10 days’ prior written notice to the Agent in the event of cancellation of the policy for nonpayment of premium and not less than 30 days’ prior written notice to the Agent in the event of cancellation of the policy for any other reason whatsoever and a clause specifying that the interest of the Agent shall not be impaired or invalidated by any act or neglect of any Lien Grantor or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. Each Lien Grantor agrees to deliver to the Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.
     4.3. Protection of Collateral. Neither the Agent nor any other Secured Party shall be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in the Agent’s or such Secured Party’s actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at the relevant Lien Grantors’ sole risk.
     4.4. Administration of Accounts. Each Lien Grantor shall keep accurate and complete records of its Accounts and all payments and collections thereon.
     4.5. Inventory. Each Lien Grantor shall keep accurate and complete records of its Inventory.
     4.6. Equipment. Each Lien Grantor shall keep its Equipment in good operating condition and repair, reasonable wear and tear excepted; prevent any of its material Equipment from becoming affixed to any real Property leased to such Lien Grantor such that an interest arises therein under the real estate laws of the applicable jurisdiction, unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of the Agent; and prevent any of its material Equipment from becoming an accession to any personal Property other than Equipment that is subject to first priority (except for Permitted Liens) Liens in favor of the Agent. Each Lien Grantor shall keep accurate records itemizing and describing the kind, type, quantity and book value of its Equipment and all dispositions thereof. Promptly after the reasonable request therefor by the Agent, each Lien Grantor shall deliver to the Agent any and all evidence of ownership, if any, of any of its Equipment.

5. CASH COLLATERAL ACCOUNT.
     5.1. The Agent will establish with respect to the Lien Grantors an account (the “Cash Collateral Account”), in the name and under the exclusive control of the Agent, into which all amounts owned by the Lien Grantors that are to be deposited therein pursuant to the Noteholder Documents shall be deposited from time to time. The Cash Collateral Account will be operated as provided in this Section 5.
     5.2. The Agent shall deposit the following amounts, as and when received by it, in the Cash Collateral Account:
(a)	each amount required by Section 11.02 of the Indenture to be deposited in a Cash Collateral Account with respect to any sale, lease, transfer or other disposition by a Lien Grantor of Primary Collateral;

(b)	each amount received by a Lien Grantor as Casualty Proceeds required by Section 11.02 of the Indenture to be deposited in a Cash Collateral Account; and

(c)	each amount realized or otherwise received by the Agent with respect to assets of any Lien Grantor upon any exercise of remedies pursuant to any Noteholder Document.
The Agent shall maintain such records and/or establish such sub-accounts as shall be required to enable it to identify the amounts held in each Cash Collateral Account from time to time pursuant to preceding clauses (a), (b) or (c), as applicable. The Agent shall withdraw and apply amounts from the Cash Collateral Account as provided in the Indenture.
     5.3. All Cash Distributions received with respect to assets held in the Cash Collateral Account shall be deposited therein promptly upon receipt thereof.
     5.4. Funds held in the Cash Collateral Account may, until withdrawn, be invested and reinvested in such Liquid Investments as the relevant Lien Grantor shall request in writing from time to time.
     5.5. If an Event of Default shall have occurred and be continuing, the Agent may (a) liquidate any or all investments held in the Cash Collateral Account and/or (b) withdraw any amounts held therein and apply such amounts as provided in Section 6.10 of the Indenture.
     5.6. If immediately available cash on deposit in any Collateral Account is not sufficient to make any distribution or withdrawal to be made pursuant hereto, the Agent will cause to be liquidated, as promptly as practicable, such investments held in or credited to the Cash Collateral Account as shall be required to obtain sufficient cash to make such distribution or withdrawal and, notwithstanding any other provision hereof, such distribution or withdrawal shall not be made until such liquidation has taken place.

6. DEFAULTS; RIGHTS AND REMEDIES ON DEFAULT.
     6.1. Event of Default. Each of the following occurrences shall constitute a default under this Agreement (each, an “Event of Default”):
(a)	Breach of Indenture. The occurrence of any Event of Default under the Indenture; or

(b)	Breach under Noteholder Documents. Any Lien Grantor’s failure to pay when due any Obligations, or the occurrence of any breach of the terms and conditions contained in any Noteholder Document.
     6.2. Remedies. Upon the occurrence and during the continuance of an Event of Default, the Agent shall have and may upon direction of the other Secured Parties exercise from time to time the following other rights and remedies, provided, however, that it shall be under no obligation to so exercise:
(a)	All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which the Agent or the other Secured Parties may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Noteholder Documents, and none of which shall be exclusive.

(b)	The right to take immediate possession of the Collateral, and to (i) require each Lien Grantor to assemble the Collateral, at such Lien Grantor’s expense, and make it available to the Agent at a place designated by the Agent which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of a Lien Grantor, such Lien Grantor agrees not to charge the Agent for storage thereof).

(c)	The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as the Agent, in its sole discretion, may deem advisable. The Agent may, at the Agent’s option, disclaim any and all warranties regarding the Collateral in connection with any such sale. Each Lien Grantor agrees that 10 days’ written notice to such Lien Grantor of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as the Agent may designate in said notice. The Agent shall have the right to conduct such sales on any Lien Grantor’s premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. The Agent shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and the Agent, on behalf of the Secured Parties, may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral shall be applied in a manner that is consistent with the terms of the Indenture. If any deficiency shall arise, the Lien Grantors shall remain liable to the Agent and the other Secured Parties therefor. Any surplus shall be remitted to whomsoever shall be legally entitled to the same.

(d)	The Agent is hereby granted a non-exclusive license or other right to use, without charge, effective upon the occurrence and continuance of an Event of Default, the Lien Grantors’ labels, patents, copyrights, licenses, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in completing, advertising for sale and selling any Collateral and the Lien Grantors’ rights under all licenses and all franchise agreements shall inure to the Agent’s benefit.
     6.3. Remedies Cumulative; No Waiver. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of each Lien Grantor contained in this Agreement and the other Noteholder Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in the Note Guaranty, given to the Agent or any other Secured Party or contained in any other agreement between any Secured Party and such Lien Grantor or between the Agent and such Lien Grantor heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of such Lien Grantor herein contained. The failure or delay of the Agent or any other Secured Party to require strict performance by any Lien Grantor of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Obligations owing or to become owing from such Lien Grantor to the Agent and each other Secured Party have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of any Lien Grantor contained in this Agreement or any of the other Noteholder Documents and no Default or Event of Default by any Lien Grantor under this Agreement or any other Noteholder Document shall be deemed to have been suspended or waived by the Secured Parties, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of the Agent and directed to such Lien Grantor.
7. MISCELLANEOUS.
     7.1. Power of Attorney. Each Lien Grantor hereby irrevocably designates, makes, constitutes and appoints the Agent (and all Persons designated by the Agent) as such Lien Grantor’s true and lawful attorney (and agent-in-fact), solely with respect to the matters set forth in this Section 7.1, and the Agent, or the Agent’s agent, may, without notice to such Lien Grantor and in such Lien Grantor’s or the Agent’s name, but at the cost and expense of such Lien Grantor:

          7.1.1. At such time or times as the Agent, in its sole discretion, may determine, endorse such Lien Grantor’s name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of the Agent or under the Agent’s control.
          7.1.2. At such time or times after the occurrence and during the continuance of an Event of Default (provided that the occurrence of an Event of Default shall not be required with respect to clauses (iv), (vi) (except as set forth below in such clause (vi)), (viii) and (ix) below), as the Agent or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of the Lien Grantors’ rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as the Agent deems advisable, and at the Agent’s option, with all warranties regarding the Collateral disclaimed; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign any Lien Grantor’s name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to any Lien Grantor and, if an Event of Default has occurred and is continuing, notify postal authorities to change the address for delivery thereof to such address as the Agent may designate until such time as no Event of Default exists; provided, that any contents of such mail other than any checks, notes, acceptances, drafts, money orders or other evidence of payment or proceeds of the Collateral shall be furnished by the Agent to such Lien Grantor in accordance with written instructions provided by such Lien Grantor; (vii) endorse the name of any Lien Grantor upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of the Agent on account of the Obligations; (viii) endorse the name of any Lien Grantor upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Collateral; (ix) use any Lien Grantor’s stationery and sign the name of such Lien Grantor to verifications of the Accounts and notices thereof to Account Debtors (provided that the Agent shall deliver drafts of any such written communication to such Lien Grantor prior to the delivery thereof to any Account Debtors); (x) use the information recorded on or contained in any data processing equipment and Computer Hardware and Software relating to the Accounts, Inventory, Equipment and any other Collateral; (xi) make and adjust claims under policies of insurance to the extent related to the Collateral; and (xii) do all other acts and things necessary, to fulfill any Lien Grantor’s obligations under this Agreement.
          7.1.3. The power of attorney granted hereby shall constitute a power coupled with an interest and shall be irrevocable.
     7.2. Indemnity. Each Lien Grantor jointly and severally hereby agrees to indemnify the Agent and each other Secured Party (and each of their Affiliates) and hold the Agent and each other Secured Party (and each of their Affiliates) harmless from and against any liability, loss, damage, claim, suit, action or proceeding suffered or incurred by any such Person (including reasonable documented attorneys fees and legal expenses) as the result of such Lien Grantor’s failure to observe, perform or discharge such Lien Grantor’s duties hereunder, except those determined by a court of competent jurisdiction in a final nonappealable judgment to have been caused by the gross negligence or willful misconduct of the Agent or such Secured Party. In addition, each Lien Grantor shall defend the Agent and each other Secured Party (and each of their Affiliates) against and hold them harmless from all claims of any Person with respect to the Collateral (except those resulting from the bad faith, gross negligence or intentional misconduct of any such Person). Without limiting the generality of the foregoing, each Lien Grantor shall indemnify and hold harmless the Agent and each other Secured Party (and each of their Affiliates) from and against any loss, damage, cost, expense or liability directly or indirectly arising out of or under Environmental Laws, or attributable to the use, generation, storage, release, threatened release, discharge, disposal or presence of any pollutants, flammables, explosives, petroleum (including crude oil) or any fraction thereof, radioactive materials, hazardous wastes, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of toxic or hazardous substances, wastes, or materials under any Environmental Law, except for those losses, damages, costs, expenses or liabilities determined by a court of competent jurisdiction in a final nonappealable judgment to have been caused by the gross negligence or willful misconduct of the Agent or such Secured Party. Notwithstanding any contrary provision in this Agreement, the obligation of each Lien Grantor under this Section 7.2 shall survive the payment in full of the non-indemnity Obligations and the termination of this Agreement.
     7.3. Complete Agreement; Sale of Interest.
(a)	The Noteholder Documents constitute the complete agreement among the parties with respect to the subject matter hereof and may not be modified, altered or amended, except by an agreement in writing signed by each Lien Grantor and the Agent. No Lien Grantor may sell, assign or transfer any interest in this Agreement or any of the other Noteholder Documents, or any of the Obligations or any portion thereof, including, without limitation, such Lien Grantor’s rights, title, interests, remedies, powers and duties hereunder or thereunder.

(b)	Each Lien Grantor hereby consents to any Secured Party’s participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement, the Notes, any of the other Noteholder Documents or any of the Obligations, or of any portion hereof or thereof, including, without limitation, such Secured Party’s rights, title, interests, remedies, powers and duties hereunder or thereunder, subject to the conditions set forth in the Indenture.
     7.4. Modification of Agreement. No amendment, modification or waiver of any provision of this Agreement nor consent to any departure by any Lien Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and such Lien Grantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     7.5. Reimbursement of Expenses. If, at any time or times regardless of whether or not an Event of Default then exists, (i) the Agent incurs reasonable and documented legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (1) the negotiation and preparation of this Agreement or any of the other Noteholder Documents, any amendment of or modification of this Agreement or any of the other Noteholder Documents or (2) the administration of this Agreement or any of the other Noteholder Documents and the transactions contemplated hereby and thereby; or (ii) the Agent or any other Secured Party incurs reasonable and documented legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (1) any litigation, contest, dispute, suit, proceeding or action (whether instituted by the Agent, any other Secured Party, any Lien Grantor or any other Person) relating to the Collateral, this Agreement or any of the other Noteholder Documents or any Lien Grantor’s affairs; (2) any attempt to enforce any rights of the Agent or any other Secured Party against any Lien Grantor or any other Person which may be obligated to the Agent or any other Secured Party by virtue of this Agreement or any of the other Noteholder Documents, including, without limitation, the Account Debtors; or (3) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such legal and accounting expenses, other costs and out of pocket expenses of the Agent or any other Secured Party, as applicable, shall be charged to the Lien Grantors; provided, that the Lien Grantors shall not be responsible for such expenses, costs and out-of-pocket expenses to the extent incurred because of the gross negligence, bad faith or willful misconduct of the Agent or such Secured Party. All amounts chargeable to the Lien Grantors under this Section 7.5 shall be Obligations secured by all of the Collateral, shall be payable within 15 days following demand to the Agent or such other Secured Party, as the case may be, and shall bear interest from the date due and owing until paid in full at the rate applicable to the Notes. Each Lien Grantor shall also reimburse the Agent for expenses incurred by the Agent in its administration of the Collateral to the extent and in the manner provided in the Indenture.
     7.6. Perfection by Possession or Control. With respect to any provision in this Agreement which requires any Lien Grantor to deliver possession of any negotiable document, instrument, certificated securities, promissory notes or other Collateral requiring possession thereof in order to perfect the security interest of the Agent therein under the Code, or which requires the Agent to have “control” (as defined in the Code) of investment property or deposit accounts, in order to perfect the security interest of the Agent therein, until the Discharge of the Bank Obligations (as defined in the Intercreditor Agreement) has occurred, no such delivery to the Agent shall be required to the extent such Collateral is delivered to the Bank Agent (as defined in the Intercreditor Agreement) in accordance with the Bank Documents (as defined in the Intercreditor Agreement), it being understood that the Bank Agent is acting as non-fiduciary agent for the benefit of the Agent solely for the purpose of perfecting the security interest in such Collateral pursuant to the terms of the Intercreditor Agreement.
     7.7. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
     7.8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each Lien Grantor, the Agent and each other Secured Party.

     7.9. Notice. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given, delivered or received, as applicable, immediately when delivered against receipt, one Business Day after deposit with an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:

If to the Agent:	The Bank of New York Trust Company, N.A.
2 North LaSalle Street
Suite 1020
Chicago, IL 60602
Attention: Corporate Trust Administration
Fax No.: (312) 827-8542

If to a Lien Grantor:	c/o Neenah Foundry Company
2121 Brooks Avenue
Neenah, Wisconsin 54957
Attention: Mr. Gary LaChey
Fax No.: (920) 729-3633

With a copy to:	Quarles & Brady LLP
411 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-4497
Attention: Andrew M. Barnes, Esq.
Fax No.: (411) 277-5105
or to such other address as each party may designate for itself by notice given in accordance with this Section 7.8.
     7.10. Release; Termination.
          7.10.1. Upon any sale, lease, transfer or other disposition of any item of Collateral that is consummated in compliance with the Indenture, the Agent shall execute and deliver such documents that the relevant Lien Grantor may reasonably request to evidence the release of any such item of Collateral from the security interests granted hereunder.
          7.10.2. Upon the maturity of the Notes and payment in full of all Obligations (other than contingent indemnity obligations), the security interests granted hereunder shall terminate and all rights to the Collateral shall revert back to the respective Lien Grantors. Upon such termination, the Agent shall execute and deliver such documents that the Lien Grantors may reasonably request to evidence such termination.
     7.11. Interpretation. No provision of this Agreement or any of the other Noteholder Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have been structured, drafted or dictated such provision.

     7.12. Governing Law; Consent to Forum. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED IN AND SHALL BE DEEMED TO HAVE BEEN MADE IN NEW YORK, NEW YORK. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAWS); PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN NEW YORK, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF THE AGENT’S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF THE AGENT’S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF NEW YORK. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF ANY LIEN GRANTOR, THE AGENT OR ANY OTHER SECURED PARTY, EACH LIEN GRANTOR HEREBY CONSENTS AND AGREES THAT THE COURTS OF THE STATE OF NEW YORK, SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, OR, AT THE AGENT’S OPTION, THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN SUCH LIEN GRANTOR ON THE ONE HAND AND THE AGENT OR ANY OTHER SECURED PARTY ON THE OTHER HAND PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN ANY AGREEMENT TO WHICH ANY LIEN GRANTOR IS A PARTY, EACH LIEN GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH LIEN GRANTOR HEREBY WAIVES ANY OBJECTION WHICH SUCH LIEN GRANTOR MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH LIEN GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH LIEN GRANTOR AT THE ADDRESS SET FORTH IN THIS AGREEMENT OR OTHERWISE PROVIDED TO THE AGENT AS A NEW NOTICE ADDRESS IN ACCORDANCE WITH THE TERMS HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH LIEN GRANTOR’S ACTUAL RECEIPT THEREOF OR FIVE (5) BUSINESS DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF THE AGENT OR ANY OTHER SECURED PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY THE AGENT OR ANY OTHER SECURED PARTY OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

     7.13. Waivers. EACH LIEN GRANTOR IRREVOCABLY WAIVES (A) THE RIGHT TO TRIAL BY JURY (WHICH THE AGENT HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OF COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR ANY OF THE OTHER NOTEHOLDER DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (B) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY THE AGENT OR ANY OTHER SECURED PARTY, ON WHICH SUCH LIEN GRANTOR MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER THE AGENT OR ANY LENDER MAY DO IN THIS REGARD; (C) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING THE AGENT TO EXERCISE ANY REMEDIES HEREUNDER; (D) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS AND (E) NOTICE OF ACCEPTANCE HEREOF. EACH LIEN GRANTOR ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO THE AGENT’S ENTERING INTO THIS AGREEMENT AND THAT THE AGENT IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH SUCH LIEN GRANTOR. EACH LIEN GRANTOR WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
     7.14. Incorporation by Reference. In connection with its appointment and acting hereunder the Agent is entitled to all rights, privileges, immunities, protections, benefits and indemnities provided to it as Trustee under the Indenture.
     7.15. Force Majeure. In no event shall the Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
     7.16. Limitation on Duty of Agent in Respect of Collateral;
(a)	Beyond the exercise of reasonable care in the custody thereof, the Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Agent in good faith.
(b)	The Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens granted in any of the Collateral, whether impaired by operation of law or by reason of any of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Lien Grantors to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(c)	Notwithstanding anything in this Agreement to the contrary and for the avoidance of doubt, the Agent shall have no duty to act outside of the United States in respect of any Collateral located in any jurisdiction other than the United States.

(d)	The Lien Grantors agree to record and file, at their own expense, financing statements (and continuation statements when applicable) with respect to the Collateral now existing or hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfected the security interests in the Collateral created hereunder and under the other Noteholder Documents, and to deliver a file stamped copy of each such financing statement or other evidence of filing to the Agent promptly thearafter. The Agent shall be under no obligation whatsoever to file such financing statements or continuation statements or to make any other filing under the Code.

     IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year specified at the beginning hereof.

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Agent

By:	/s/ Roxane Ellwanger

Title: Assistant Vice President

NEENAH FOUNDRY COMPANY
ADVANCED CAST PRODUCTS, INC.
DALTON CORPORATION
DALTON CORPORATION, WARSAW MANUFACTURING FACILITY
DALTON CORPORATION, STRYKER MACHINING FACILITY CO.
DALTON CORPORATION, ASHLAND MANUFACTURING FACILITY
DALTON CORPORATION, KENDALLVILLE MANUFACTURING FACILITY
DEETER FOUNDRY, INC.
GREGG INDUSTRIES, INC.
MERCER FORGE CORPORATION
A&M SPECIALTIES, INC.
NEENAH TRANSPORT, INC.
CAST ALLOYS, INC.
BELCHER CORPORATION
PEERLESS CORPORATION,
each, as a Lien Grantor

Acting on behalf of each of the Lien Grantors
By:	/s/ Gary W. LaChey
Title: Corporate Vice President - Finance
and Chief Financial Officer